As filed with the Securities and Exchange Commission on August 3, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Chesapeake Energy Corporation*

(Exact name of registrant as specified in its charter)

Oklahoma	73-1395733
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6100 North Western Avenue Oklahoma City, Oklahoma 73118 (405) 848-8000	Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary 6100 North Western Avenue Oklahoma City, Oklahoma 73118 (405) 848-8000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael S. Telle

Bracewell & Giuliani LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

(713) 221-1327

(713) 221-2113 (fax)

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ proposed maximum offering price per security/ proposed maximum offering price/ amount of registration fee(1)
Debt Securities
Guarantees of Debt Securities(2)

(1)	This registration statement registers an unspecified amount of the identified securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.
(2)	Subsidiaries of Chesapeake Energy Corporation may fully and unconditionally guarantee on an unsecured basis the debt securities of Chesapeake Energy Corporation. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

*	Includes certain subsidiaries of Chesapeake Energy Corporation identified below.

Chesapeake Energy Louisiana Corporation

(Exact name of registrant as specified in its charter)

Oklahoma	73-1524569
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Energy Marketing, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	73-1439175
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Operating, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	73-1343196
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Diamond Y Enterprise, Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	26-0004174
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Gene D. Yost & Son, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	20-5550602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Carmen Acquisition, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	73-1604860
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake AEZ Exploration, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	27-2151081
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Appalachia, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	20-3774650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake-Clements Acquisition, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	20-8716794
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Exploration, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	71-0934234
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Land Development Company, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	20-2099392
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Plaza, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	26-2692888
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Royalty, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	73-1549744
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CHK Holdings, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	41-2050649
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Compass Manufacturing, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	26-1455378
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Gothic Production, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	73-1539475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Great Plains Oilfield Rental, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	20-5654318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Hawg Hauling & Disposal, LLC

(Exact name of registrant as specified in its charter)

Delaware	06-1706211
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Hodges Trucking Company, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	73-1293811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

MC Louisiana Minerals, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	26-3057487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

MC Mineral Company, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	61-1448831
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

MidCon Compression, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	20-0299525
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Nomac Drilling, L.L.C.

(Exact name of registrant as specified in its charter)

Oklahoma	26-3069548
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Ventura Refining and Transmission, LLC

(Exact name of registrant as specified in its charter)

Oklahoma	20-4181817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Chesapeake Louisiana, L.P.

(Exact name of registrant as specified in its charter)

Oklahoma	73-1519126
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Empress Louisiana Properties, L.P.

(Exact name of registrant as specified in its charter)

Texas	20-1993109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

PROSPECTUS

Chesapeake Energy Corporation

Debt Securities

We may from time to time offer and sell debt securities of one or more series. We may offer and sell those securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Each time securities are sold pursuant to the registration statement to which this prospectus relates, we will provide one or more supplements to this prospectus that will contain additional information about the specific offering and the terms of the securities being offered. The supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Our executive offices are located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and our telephone number is (405) 848-8000.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 3, 2010

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus and the applicable prospectus supplement, before making an investment decision.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “Chesapeake,” “we,” or “our” are to Chesapeake Energy Corporation and its subsidiaries.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, over time, offer and sell the debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the debt securities that we may offer. Each time we offer debt securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below. You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.

ABOUT US

Chesapeake Energy Corporation is one of the largest producers of natural gas in the United States. Headquartered in Oklahoma City, the company’s operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S. Chesapeake owns leading positions in the Barnett, Fayetteville, Haynesville, Marcellus and Bossier natural gas shale plays and in the Eagle Ford Shale, Granite Wash and various other unconventional oil plays. The company has also vertically integrated its operations and owns substantial midstream, compression, drilling and oilfield service assets.

We are an Oklahoma corporation. Our principal offices are located at 6100 North Western Avenue, Oklahoma City, Oklahoma 73118, and our telephone number is 405-848-8000. Further information is available at www.chk.com. Information that you may find on our website is not part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are statements other than statements of historical fact and give our current expectations or forecasts of future events. They include estimates of natural gas and oil reserves, expected natural gas and oil production and future expenses, assumptions regarding future natural gas and oil prices, planned capital expenditures, and anticipated asset acquisitions and sales, as well as statements concerning anticipated cash flow and liquidity, business strategy and other plans and objectives for future operations. Disclosures concerning the fair values of derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility.

Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in the accompanying prospectus supplement and in the information incorporated by reference in this prospectus and include, among others:

•	the volatility of natural gas and oil prices;

•	the limitations our level of indebtedness may have on our financial flexibility;

•	declines in the values of our natural gas and oil properties resulting in ceiling test write-downs;

•	the availability of capital on an economic basis, including planned asset monetization transactions, to fund reserve replacement costs;

•	our ability to replace reserves and sustain production;

•	uncertainties inherent in estimating quantities of natural gas and oil reserves and projecting future rates of production and the timing of development expenditures;

•	potential differences in our interpretations of new reserve disclosure rules and future SEC guidance;

•	inability to generate profits or achieve targeted results in our development and exploratory drilling and well operations;

•	leasehold terms expiring before production can be established;

•	hedging activities resulting in lower prices realized on natural gas and oil sales and the need to secure hedging liabilities;

•	a reduced ability to borrow or raise additional capital as a result of lower natural gas and oil prices;

•	drilling and operating risks, including potential environmental liabilities;

•	changes in legislation and regulation adversely affecting our industry and our business;

•	general economic conditions negatively impacting us and our business counterparties;

•	transportation capacity constraints and interruptions that could adversely affect our cash flow;

•	losses possible from pending or future litigation; and

•	our ability to execute securities offerings, arrange joint ventures and effect other asset monetizations as planned.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of the document in which they are made, and we undertake no obligation to update this information. We urge you to carefully review and consider the disclosures made in this prospectus and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business. Please see “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.

We incorporate by reference in this prospectus the following documents filed with the SEC pursuant to the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as amended by the amendment thereto on Form 10-K/A filed on August 3, 2010;

•	our Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 2010; and

•

our Current Reports on Form 8-K filed on January 15, 2010, March 8, 2010, April 7, 2010, April 16, 2010, May 4, 2010, May 14, 2010, May 20, 2010, June 11, 2010, June 17, 2010 and June 23, 2010 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K that is not deemed filed under the Exchange Act) subsequent to the date of this filing and prior to the termination of all offerings of securities pursuant to this prospectus, to be a part of this prospectus from the date of the filing of such document.

The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information as well as the information included in this prospectus.

You may read and copy any document we file with the SEC at the SEC public reference room located at:

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov and through the New York Stock Exchange Inc., 20 Broad Street, New York, New York 10005, on which our shares of common stock are traded.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to us at the following address and telephone number:

Jennifer M. Grigsby

Corporate Secretary

Chesapeake Energy Corporation

6100 North Western Avenue

Oklahoma City, Oklahoma 73118

Telephone: (405) 848-8000

USE OF PROCEEDS

We will use the net proceeds from sales of debt securities as set forth in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the unaudited consolidated ratios of earnings to fixed charges for Chesapeake on a historical basis:

	Three Months Ended March 31, 2010	Year Ended December 31,
		2009(2)		2008	2007	2006	2005
Ratio of earnings to fixed charges(1)	5.7x	(9.9	)x	1.6x	4.0x	7.0x	5.6x

(1)	For purposes of determining the ratios of earnings (loss) to fixed charges, earnings (loss) are defined as net income (loss) before income taxes, cumulative effect of accounting changes, interest expense, pretax gain or loss on investment in equity investees in excess of distributed earnings, amortization of capitalized interest and loan cost amortization. Fixed charges consist of interest (whether expensed or capitalized and excluding the effect of unrealized gains or losses on interest rate derivatives), and loan cost amortization.
(2)	The amount by which earnings were insufficient to cover fixed charges was approximately $9.726 billion for the year ended December 31, 2009.

DESCRIPTION OF CHESAPEAKE DEBT SECURITIES

Chesapeake Energy Corporation will issue the Debt Securities under an indenture dated as of August 2, 2010, among the Company, as issuer, the Subsidiary Guarantors, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as it may be amended or supplemented from time to time (the “Indenture”). The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is only a summary of the material provisions of the Debt Securities and the Indenture. These descriptions do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Debt Securities and the Indenture. You may request copies of the Indenture at our address set forth under the heading “Where You Can Find More Information.”

Certain terms used in this description are defined under the subheading “—Certain Definitions.” In this description, the words “Company,” “our” and “we” refer only to Chesapeake Energy Corporation and not to any of its subsidiaries.

General

The Indenture does not limit the amount of Debt Securities that may be issued thereunder. Debt Securities may be issued under the Indenture from time to time in separate series, each up to the aggregate amount authorized for such series. The Debt Securities will be general obligations of the Company and may be subordinated to Senior Indebtedness of the Company. See “—Subordination of Debt Securities.”

A prospectus supplement and a supplemental indenture (or a resolution of our Board of Directors and accompanying officers’ certificate) relating to any series of Debt Securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the Debt Securities;

•	the total principal amount of the Debt Securities;

•	the dates on which the principal of the Debt Securities will be payable;

•	the rate at which the Debt Securities will bear interest and the interest payment dates for the Debt Securities;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate the Company to repurchase or otherwise redeem the Debt Securities;

•	whether the Debt Securities are entitled to the benefit of the Guarantee of the Subsidiary Guarantors;

•	the terms, if any, upon which the Debt Securities may be convertible into or exchanged for Capital Stock or other securities of the Company or any other obligor or issuer;

•	the portion of the principal amount which will be payable if the maturity of the Debt Securities is accelerated;

•	the currency or currency unit in which the Debt Securities will be paid, if not U.S. dollars;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•	any changes to or additional Events of Default or covenants;

•	the subordination, if any, of the Debt Securities and any changes to the subordination provisions of the Indenture; and

•	any other terms of the Debt Securities not prohibited by the Indenture.

Guarantees

If provided for with respect to a series of Debt Securities, the payment obligations of the Company under the Debt Securities will be jointly and severally, fully and unconditionally guaranteed by the Subsidiary Guarantors. The Indenture provides that each Person that becomes a domestic Subsidiary after the Issue Date and that guarantees any other Indebtedness of the Company or a Subsidiary Guarantor in excess of a De Minimis Guaranteed Amount will guarantee the payment of the Debt Securities within 180 days after the later of (i) the date it becomes a domestic Subsidiary and (ii) the date it guarantees such other Indebtedness, provided that no guarantee shall be required if the Subsidiary merges into the Company or merges into an existing Subsidiary Guarantor and the surviving entity remains a Subsidiary Guarantor.

The obligations of each Subsidiary Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Subsidiary Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the respective net assets of each Subsidiary Guarantor at the time of such payment determined in accordance with GAAP.

Subject to the next succeeding paragraph, no Subsidiary Guarantor may consolidate or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person unless:

(1) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the Indenture and any Debt Securities entitled to the benefits of a Subsidiary Guarantee pursuant to a supplemental indenture, in a form reasonably satisfactory to the Trustee, and

(2) immediately after such transaction, no Default or Event of Default exists.

The preceding does not prohibit a merger between Subsidiary Guarantors or a merger between the Company and a Subsidiary Guarantor.

In the event of a sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, or a sale or other disposition of all the Capital Stock of such Subsidiary Guarantor, in any case whether by way of merger, consolidation or otherwise, then such Subsidiary Guarantor (in the event of a sale or other disposition by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the Person acquiring the assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be released and relieved of any obligations under its Guarantee of any Debt Securities entitled to the benefits of a Subsidiary Guarantee. Further, a Subsidiary Guarantor will be released and relieved from any obligations under its Guarantee of any Debt Securities entitled to the benefits of a Subsidiary Guarantee if it ceases to guarantee any other Indebtedness of the Company or any other Subsidiary Guarantor other than a De Minimis Guaranteed Amount.

Certain Covenants

Limitation on Liens Securing Funded Debt. Unless otherwise provided for a series of Debt Securities, the Company, for the benefit of each series of Debt Securities that is not designated as a series of Subordinated Debt Debt Securities (1) will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Funded Debt secured by any Liens (other than Permitted Liens) upon any of the properties of the Company or any Restricted Subsidiary and (2) will not, and will not permit any Subsidiary to, create, incur or assume any Funded Debt secured by any Liens (other than Permitted Liens) upon the Capital Stock of any Restricted Subsidiary or the Capital Stock of any Subsidiary that owns, directly or indirectly through ownership in another Subsidiary, the Capital Stock of any Restricted Subsidiary, unless (as to each of clauses (1) and (2)) the Debt Securities or the Guarantee (if any) of such Restricted Subsidiary, as applicable, (together with, if the Company shall so determine, any other Indebtedness or other obligation of the Company or such Restricted Subsidiary which is not subordinate in right of payment to the prior payment in full of the Debt Securities of any series) are equally and ratably secured for so long as such Funded Debt shall be so secured; provided, that if such Funded Debt is expressly subordinated to the Debt Securities of a series or a related Guarantee, if any, the Lien securing such Funded Debt will be subordinated and junior to the Lien securing such Debt Securities or such Guarantee. Notwithstanding the foregoing provisions, the Company or any Subsidiary may create, incur or assume Funded Debt secured by Liens which would otherwise be subject to the restrictions of such section, if the aggregate principal amount of such Funded Debt and all other Funded Debt of the Company and any Subsidiary theretofore created, incurred or assumed pursuant to the exception in this sentence and outstanding at such time does not exceed 15% of the Adjusted Consolidated Net Tangible Assets of the Company (the “Secured Debt Basket”).

Limitation on Sale/Leaseback Transactions. Unless otherwise provided for in respect of a series of Debt Securities, the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or any other Subsidiary) unless:

(A) the Company or such Restricted Subsidiary would be entitled to incur Funded Debt secured by Liens in a principal amount equal to the Attributable Indebtedness (treated as if such Attributable Indebtedness were Funded Debt) with respect to such Sale/Leaseback Transaction in accordance with the covenant captioned “—Limitation on Liens Securing Funded Debt”; provided, however, that Attributable Indebtedness in respect of any Sale/Leaseback Transaction entered into pursuant to this clause (A) shall not count against the amount of Funded Debt permitted under the Secured Debt Basket for any other purpose, including when determining the amount available thereunder for future Sale/Leaseback Transactions or any Funded Debt transactions; or

(B) the Company or such Restricted Subsidiary receives proceeds from such Sale/Leaseback Transaction at least equal to the fair market value thereof (as determined in good faith by the Company) and such proceeds are applied in accordance with the following two paragraphs:

The Company may apply Net Available Proceeds from such Sale/Leaseback Transaction, within 365 days following the receipt of Net Available Proceeds from the Sale/Leaseback Transaction, to:

(1) the repayment of Indebtedness of the Company or a Restricted Subsidiary under Credit Facilities or other Senior Indebtedness, including any mandatory redemption or repurchase or make-whole redemption of the Existing Notes or the Debt Securities;

(2) make an Investment in assets used in the Oil and Gas Business; or

(3) develop by drilling the Company’s oil and gas reserves.

If, upon completion of the 365-day period, any portion of the Net Available Proceeds shall not have been applied by the Company as described in clauses (1), (2) or (3) in the immediately preceding paragraph and such remaining Net Available Proceeds, together with any remaining net cash proceeds from any prior Sale/Leaseback Transaction (such aggregate constituting “Excess Proceeds”), exceed $60 million, then the Company will be obligated to make an offer (the “Net Proceeds Offer”) to purchase the Debt Securities and any other Senior Indebtedness in respect of which such an offer to purchase is also required to be made concurrently with the Net Proceeds Offer having an aggregate principal amount equal to the Excess Proceeds (such purchase to be made on a pro rata basis if the amount available for such repurchase is less than the principal amount of the Debt Securities and other such Senior Indebtedness tendered in such Net Proceeds Offer) at a purchase price of 100% of the principal amount thereof plus accrued interest theron to the date of repurchase. Upon the completion of the Net Proceeds Offer, the amount of Excess Proceeds will be reset to zero.

Within 15 days after the Company becomes obligated to make a Net Proceeds Offer (a “Net Proceeds Offer Triggering Event”), the Company will mail or cause to be mailed to all Holders on the date of the Net Proceeds Offer Triggering Event a notice of the occurrence of such Net Proceeds Offer Triggering Event and of the Holders’ rights arising as a result thereof.

The Net Proceeds Offer will be deemed to have commenced upon mailing of the Offer Notice and will terminate 20 business days after its commencement, unless a longer offering period is required by law. Promptly after the termination of the offer, the Company will purchase and mail or deliver payment for all Debt Securities tendered in response to the offer.

On the payment date, the Company will, to the extent lawful, (a) accept for payment Debt Securities or portions thereof tendered pursuant to the Net Proceeds Offer, (b) deposit with the paying agent an amount equal to the payment in respect of all Debt Securities or portions thereof so tendered and (c) deliver to the Trustee the Debt Securities so accepted together with an officers’ certificate stating the Debt Securities or portions thereof tendered to the Company. The depositary, the Company or the paying agent will promptly mail or deliver to each Holder of Debt Securities so accepted payment in an amount equal to the purchase price for such Debt Securities, and the Trustee will promptly authenticate and mail or deliver to each Holder new Debt Securities equal in principal amount to any unpurchased portion of the Debt Securities surrendered, if any, provided that each such new Debt Securities will be in a principal amount of $1,000 or an integral multiple thereof.

The Company will comply with Section 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any Net Proceeds Offer.

Limitations on Mergers and Consolidations. The Company will not consolidate or merge with or into any Person, or sell, convey, lease or otherwise dispose of all or substantially all of its assets to any Person, unless:

(1) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall be made (collectively, the “Successor”), is a corporation, limited liability company, general partnership or limited partnership organized and existing under the laws of the United States or any state thereof or the District of Columbia, or Canada or any province thereof, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Indenture; provided, that unless the Successor is a corporation, a corporate co-issuer of the Debt Securities will be added to the Indenture by such supplemental indenture; and

(2) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

SEC Reports. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company, within 15 days after it files the same with the SEC, shall deliver to the Trustee copies of the annual reports and the information, documents and other reports (or copies of any such portions of any of the foregoing as the SEC may by rules and regulations prescribe) specified in Section 13 or 15(d) of the Exchange Act, provided that any such annual reports, information, documents or other reports filed with or furnished to the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be delivered to the Trustee as of the time such information, documents or reports are filed or furnished via EDGAR.

Certain Definitions

The following is a summary of certain defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms and for the definitions of capitalized terms used in this prospectus and not defined below.

“Adjusted Consolidated Net Tangible Assets” or “ACNTA” means, without duplication, as of the date of determination, (a) the sum of

(1) discounted future net revenue from proved oil and gas reserves of the Company and its Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated by petroleum engineers (which may include the Company’s internal engineers) in a reserve report prepared as of the end of the Company’s most recently completed fiscal year, as increased by, as of the date of determination, the discounted future net revenue of (A) estimated proved oil and gas reserves of the Company and its Subsidiaries attributable to any acquisition consummated since the date of such year-end reserve report and (B) estimated proved oil and gas reserves of the Company and its Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which, in the case of sub-clauses (A) and (B), would, in accordance with standard industry practice, result in such increases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue of (C) estimated proved oil and gas reserves of the Company and its Subsidiaries produced or disposed of since the date of such year-end reserve report and (D) reductions in the estimated oil and gas reserves of the Company and its Subsidiaries since the date of such year-end reserve report attributable to downward revisions of estimates of proved oil and gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report which, in the case of sub-clauses (C) and (D) would, in accordance with standard industry practice, result in such decreases as calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases may be estimated by the Company’s engineers,

(2) the capitalized costs that are attributable to oil and gas properties of the Company and its Subsidiaries to which no proved oil and gas reserves are attributable, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements,

(3) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements, and

(4) the greater of (A) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (B) the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries) of the Company and its Subsidiaries, as of a date no earlier than the date of the Company’s latest audited financial statements, minus (b) the sum of

(1) minority interests,

(2) any gas balancing liabilities of the Company and its Subsidiaries reflected as a long-term liability in the Company’s latest annual or quarterly financial statements,

(3) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company’s year-end reserve report), attributable to reserves which are required to be delivered to third parties to fully satisfy the obligations of the Company and its Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto,

(4) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production included in determining the discounted future net revenue specified in (a)(1) above (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to fully satisfy the payment obligations of the Company and its Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto and

(5) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties.

If the Company changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, ACNTA will continue to be calculated as if the Company were still using the full cost method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of voting stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Indebtedness” means, with respect to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under the lease during the primary term thereof, without giving effect to any renewals at the option of the lessee, discounted from the respective due dates thereof to such date at the rate of interest per annum implicit in the terms of the lease. As used in the preceding sentence, the “net amount of rent” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Board of Directors” means, with respect to any Person, the Board of Directors or other governing body of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors or such other governing body.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, partnership or limited liability company interests or other equity securities (including, without limitation, beneficial interests in or other securities of a trust) and any and all warrants, options and rights with respect thereto (whether or not currently exercisable), including each class of common stock and preferred stock of such Person.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Company’s existing credit facility) or commercial paper facilities, in each case with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables) or letters of credit, in each case, as amended, extended, restated, renewed, refunded, replaced (whether contemporaneously or otherwise) or refinanced (in each case with Credit Facilities), supplemented or otherwise modified (in whole or in part and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $25 million.

“Debt Securities” means the Company’s debentures, notes, bonds or other evidence of indebtedness in one or more series.

“Depositary” means, unless otherwise specified by the Company with respect to any series of Debt Securities issuable or issued in whole or in part in the form of one or more Global Securities, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

“Designated Senior Indebtedness” means any series or issue of Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $100 million.

“Dollar-Denominated Production Payments” mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC hereunder.

“Existing Notes” means the Company’s outstanding (a) 7.625% Senior Notes due 2013, (b) 7.00% Senior Notes due 2014, (c) 9.5% Senior Notes due 2015, (d) 6.625% Senior Notes due 2016, (e) 6.25% Euro-denominated Senior Notes due 2017, (f) 6.5% Senior Notes due 2017, (g) 6.25% Senior Notes due 2018, (h) 7.25% Senior Notes due 2018, (i) 6.875% Senior Notes due 2020, (j) 2.75% Contingent Convertible Senior Notes due 2035, (k) 2.500% Contingent Convertible Senior Notes due 2037 and (l) 2.25% Contingent Convertible Senior Notes due 2038.

“Funded Debt” means, with regard to any Person, all Indebtedness incurred, created, assumed or guaranteed by such Person, which matures, or is renewable by such Person to a date, more than one year after the date as of which Funded Debt is being determined.

“GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time.

“Global Security” means a Security in global form that evidences all or part of the Debt Securities of any series and registered in the name of the Depositary for such Debt Securities or a nominee thereof.

“Guarantee” means, individually and collectively, the guarantees given by the Subsidiary Guarantors pursuant to the Indenture.

“Holder” means the Person in whose name a Security is registered in the Register.

“Indebtedness” means, without duplication, with respect to any Person,

(a) all obligations of such Person, including those evidenced by bonds, notes, debentures or similar instruments, for the repayment of money borrowed (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(b) all liabilities of others of the kind described in the preceding clause (a) that such Person has guaranteed; and

(c) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of

(1) the full amount of such obligations so secured and

(2) the fair market value of such asset, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a resolution of such Board.

Neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

“Investment” of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments or advances on a balance sheet of such Person prepared in accordance with GAAP.

“Issue Date” means, with respect to a series of Debt Securities, the date of original issuance of such series of Debt Securities.

“Lien” means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof or other similar agreement to sell, in each case securing obligations of such Person).

“Maturity” means, with respect to any series of Debt Securities, the date on which the principal of such series of Debt Securities or an installment of principal becomes due and payable as provided therein or by the Indenture, whether at the Maturity Date or by declaration of acceleration, call for redemption or otherwise.

“Maturity Date” means, with respect to a series of Debt Securities, the fixed date specified pursuant to the Indenture as to such series on which the principal of such Debt Securities becomes due and payable as provided therein or by the Indenture.

“Net Available Proceeds” means, with respect to any Sale/Leaseback Transaction of any Person, cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Sale/Leaseback Transaction, and in each case net of all Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must, by its terms or in order to obtain a necessary consent to such Sale/Leaseback Transaction or by applicable law, be repaid out of the proceeds from such Sale/Leaseback Transaction and which is actually so repaid.

“Net Working Capital” means (i) all current assets of the Company and its Subsidiaries, minus (ii) all current liabilities of the Company and its Subsidiaries, except current liabilities included in Indebtedness.

“Oil and Gas Business” means the business of the exploration for, and exploitation, development, production, processing, marketing, storage and transportation of, hydrocarbons, and other related energy and natural resource businesses (including oil and gas services businesses related to the foregoing).

“Oil and Gas Hedging Contracts” means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against price fluctuations of oil, gas or other commodities.

“Original Issue Discount Security” means any Security which provides for an amount less than the stated principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture.

“Permitted Liens” means

(1) With respect to a series of Debt Securities, Liens existing on the Issue Date of such series of Debt Securities;

(2) Liens securing Indebtedness under Credit Facilities;

(3) Liens securing any renewal, extension, substitution, refinancing or replacement of secured Indebtedness; provided, that such Liens extend to or cover only the property or assets then securing the Indebtedness being refinanced and that the Indebtedness being refinanced was not incurred under the Credit Facilities;

(4) Liens on, or related to, properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development or operation thereof;

(5) Liens upon (i) any property of or any interests in any Person existing at the time of acquisition of such property or interests by the Company or a Subsidiary, (ii) any property of or interests in a Person existing at the time such Person is merged or consolidated with the Company or any Subsidiary or existing at the time of the sale or transfer of any such property of or interests in such Person to the Company or any Subsidiary, or (iii) any property of or interests in a Person existing at the time such Person becomes a Subsidiary; provided, that in each case such Lien has not been created in contemplation of such sale, merger, consolidation, transfer or acquisition, and provided further that in each such case no such Lien shall extend to or cover any property of the Company or any Subsidiary other than the property being acquired and improvements thereon;

(6) Liens on deposits to secure public or statutory obligations or in lieu of surety or appeal bonds entered into in the ordinary course of business;

(7) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank;

(8) purchase money security interests granted in connection with the acquisition of assets in the ordinary course of business and consistent with past practices, provided, that (i) such Liens attach only to the property so acquired with the purchase money indebtedness secured thereby and (ii) such Liens secure only Indebtedness that is not in excess of 100% of the purchase price of such assets;

(9) Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

(10) Liens arising under partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, purchase, exchange, transportation or processing of oil, gas or other hydrocarbons, unitization and pooling declarations and agreements, development agreements, operating agreements, area of mutual interest agreements, and other similar agreements which are customary in the Oil and Gas Business;

(11) Liens securing obligations of the Company or any of its Subsidiaries under Oil and Gas Hedging Contracts;

(12) Liens in favor of the United States, any state thereof, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens, including without limitation, Liens to secure Funded Debt of the pollution control or industrial revenue bond type; and

(13) Liens in favor of the Company or any Subsidiary Guarantor.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, estate, association, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Property” means any property interest in oil and gas reserves located in the United States owned by the Company or any Subsidiary and which is capable of producing crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances in paying quantities, the net book value of which property interest or interests exceeds two (2) percent of Adjusted Consolidated Net Tangible Assets, except any such property interest or interests that in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and its Subsidiaries taken as a whole.

Without limitation, the term “Principal Property” shall not include:

(1) property or assets employed in gathering, treating, processing, refining, transportation, distribution or marketing,

(2) accounts receivable and other obligations of any obligor under a contract for the sale, exploration, production, drilling, development, processing or transportation of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances by the Company or any of its Subsidiaries, and all related rights of the Company or any of its Subsidiaries, and all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character supporting or securing payment of such receivables or obligations, or

(3) the production or any proceeds from production of crude oil, condensate, natural gas, natural gas liquids or other similar hydrocarbon substances.

“Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

“Restricted Subsidiary” means any Subsidiary that, as of the applicable date of determination, (i) is a Subsidiary Guarantor or (ii) directly owns or leases any Principal Property.

“Sale/Leaseback Transaction” means with respect to the Company or any Restricted Subsidiary, any arrangement with any Person providing for the leasing by the Company or any of its Restricted Subsidiaries of any Principal Property which was acquired or placed into service more than one year prior to such arrangement, whereby such property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person; provided, that the term “Sale/Leaseback Transaction” shall not include any such arrangement that does not provide for a lease by the Company or any of its Restricted Subsidiaries with a period, including renewals, of more than three years. For the avoidance of doubt, a transaction primarily involving Dollar-Denominated Production Payments or Volumetric Production Payments shall not be deemed to be a Sale/Leaseback Transaction.

“Senior Indebtedness” means any Debt Securities (other than Subordinated Debt Securities) or other Indebtedness of the Company or a Subsidiary Guarantor (whether outstanding on the date of the Indenture or thereafter incurred), unless such Indebtedness is contractually subordinate or junior in right of payment of principal of, and any premium and interest on the Debt Securities of any Series or the Guarantees, respectively.

“Subsidiary” means any subsidiary of the Company. A “subsidiary” of any Person means

(1) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person,

(2) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than 50 percent of the assets of such partnership upon its dissolution, or

(3) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the Board if Directors of such Person.

“Subsidiary Guarantor” means (i) each of the Subsidiaries that executes the Indenture as a subsidiary guarantor until such time as such Subsidiary shall no longer be a Subsidiary Guarantor pursuant to the Indenture; and (ii) each other Subsidiary that becomes a guarantor of the Debt Securities of any series in compliance with the provisions of the Indenture until such time as such Subsidiary shall no longer be a Subsidiary Guarantor pursuant to the Indenture.

“U.S. Government Securities” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.

“U.S. Legal Tender” means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

“Volumetric Production Payments” mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of contingency) to vote in the election of members of the Board of Directors of such Person.

Events of Default

The following will be Events of Default with respect to the Debt Securities of any series:

(1) default by the Company or any Subsidiary Guarantor in the payment of principal of or any premium on the Debt Securities of such series when due and payable at Maturity;

(2) default by the Company or any Subsidiary Guarantor in the payment of any installment of interest on the Debt Securities of such series when due and payable and continuance of such default for 30 days;

(3) default on any other Indebtedness of the Company or any Subsidiary Guarantor if either

(A) such default results in the acceleration of the maturity of any such Indebtedness having a principal amount of $75.0 million or more individually or, taken together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, in the aggregate, or

(B) such default results from the failure to pay when due principal of any such Indebtedness, after giving effect to any applicable grace period (a “Payment Default”), having a principal amount of $75.0 million or more individually or, taken together with the principal amount of any other Indebtedness under which there has been a Payment Default, in the aggregate;

provided that if any such default is cured or waived or any such acceleration is rescinded, or such Indebtedness is repaid, within a period of 30 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default and any consequent acceleration of the Debt Securities shall be rescinded, so long as any such rescission does not conflict with any judgment or decree or applicable provision of law;

(4) default in the performance, or breach of, any covenant or agreement of the Company or any Subsidiary Guarantor in the Indenture applicable to Debt Securities of such series and, in each such case, failure to remedy such default within a period of 60 days after written notice thereof from the Trustee or Holders of 25% of the principal amount of the Debt Securities of such series; provided, however, that the Company will have 90 days following such written notice to remedy or receive a waiver for any failure to comply with its obligations under the Indenture so long as the Company is attempting to remedy any such failure as promptly as reasonably practicable;

(5) the failure of a Guarantee by a Subsidiary Guarantor of the Debt Securities of such series to be in full force and effect, or the denial or disaffirmance by such entity thereof;

(6) certain events involving bankruptcy, insolvency or reorganization of the Company or any Subsidiary Guarantor of the Company; or

(7) any other Event of Default provided with regard to Debt Securities of a particular series in the terms thereof.

The Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any series of any default (except in payment of principal of, or any premium or interest on, any Security of such series) if the Trustee considers it in the interest of the Holders of Debt Securities of such series to do so.

If an Event of Default occurs and is continuing with respect to the Debt Securities of a series, the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debt Securities of such series may declare the unpaid principal of (or, if any of the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof), and any premium and accrued but unpaid interest on, all the Debt Securities of such series then outstanding to be due and payable. Upon such a declaration, such principal (or other specified amount), and any premium and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any Subsidiary of the Company occurs and is continuing, the principal of, and any premium and interest on, all the Debt Securities of such series will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Debt Securities of a series with respect to which a declaration of acceleration has been made may rescind any such acceleration with respect to the Debt Securities of such series and its consequences.

No Holder of the Debt Securities of a series may pursue any remedy under the Indenture unless:

(1) the Trustee shall have received written notice of a continuing Event of Default with respect to such series,

(2) the Trustee shall have received a request from Holders of at least 25% in principal amount of the Debt Securities of such series to pursue such remedy,

(3) the Trustee shall have been offered indemnity reasonably satisfactory to it,

(4) the Trustee shall have failed to act for a period of 60 days after receipt of such notice, request and offer of indemnity and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Debt Securities of such series;

provided, however, such provision does not affect the right of a Holder of any Debt Securities to sue for enforcement of any overdue payment thereon.

The Holders of a majority in principal amount of the outstanding Debt Securities of a series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain limitations specified in the Indenture. The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right, duty or power hereunder unless it receives indemnity reasonably satisfactory to it against any loss, liability, claim, damage or expense.

Modification and Waiver

Supplements and amendments to the Indenture or the Debt Securities of any series may be made by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Debt Securities of each series affected by such amendment or supplement, considered together as a single class; provided that no such modification or amendment may, without the consent of each Holder affected thereby,

(1) reduce the percentage of principal amount of Debt Securities whose Holders must consent to an amendment, supplement or waiver of any provision of the Indenture or the Debt Securities;

(2) reduce the rate or change the time for payment of interest, including default interest, if any, on the Debt Securities of any series;

(3) reduce the principal amount of any Security or change the Maturity Date of the Debt Securities of any series;

(4) reduce the amount payable upon redemption of any Security;

(5) adversely affect the conversion rights of any Security that is convertible in accordance with the applicable provisions of such Security;

(6) waive any Event of Default in the payment of principal of, any premium or interest on the Debt Securities of any series;

(7) make any Security payable in money other than that stated in such Security;

(8) impair the right of Holders of Debt Securities of any series to receive payment of the principal of and interest on Debt Securities on the respective due dates therefor and to institute suit for the enforcement of any such payment; or

(9) make any change in the percentage of principal amount of Debt Securities necessary to waive compliance with certain provisions of the Indenture.

Supplements and amendments of the Indenture or the Debt Securities of any series may be made by the Company, the Subsidiary Guarantors and the Trustee without the consent of any Holders in certain limited circumstances, including

(1) to cure any ambiguity, omission, defect or inconsistency; provided that such modification shall not adversely affect the Holders of any series in any material respect;

(2) to provide for the assumption of the obligations of the Company or any Subsidiary Guarantor under the Indenture upon the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or such Subsidiary Guarantor;

(3) to add to, change or eliminate any of the provisions of the Indenture; provided that any such addition, change or elimination shall become effective only after there are no such Debt Securities of any series entitled to the benefit of such provision outstanding;

(4) to establish the forms or terms of the Debt Securities of any series issued under the Indenture;

(5) to evidence the acceptance or appointment by a separate Trustee or successor Trustee with respect to one or more series of Debt Securities or otherwise;

(6) in the case of any Debt Securities that are designated as Subordinated Debt Securities, to make any change that would limit or terminate the benefits available to any Holder of Senior Indebtedness (or Representatives therefor) under the Indenture;

(7) to reflect the addition or release of any Subsidiary Guarantor from its Guarantee of the Debt Securities, in the manner provided in the Indenture, or to secure any of the Debt Securities or the Guarantees;

(8) to comply with any requirement of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(9) to provide for uncertificated Debt Securities in addition to certificated Debt Securities;

(10) to make provisions with respect to the conversion of Debt Securities of any series that are convertible in accordance with the terms of such Debt Securities; or

(11) to make any change that would provide any additional benefit to the Holders of such series or that does not adversely affect the rights of any Holder of such series in any material respect.

The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of a series may waive any past default under the Indenture, except a default in the payment of principal, or any premium or interest.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have its obligations discharged with respect to the Debt Securities of a series (“Legal Defeasance”). Such Legal Defeasance means that the Company and any Subsidiary Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Debt Securities of the applicable series and any Guarantees thereof, except for

(1) the rights of Holders of outstanding Debt Securities of such series to receive payments solely from the trust fund described in the following paragraph in respect of the principal of, and any premium and interest on such Debt Securities when such payments are due,

(2) the Company’s obligations with respect to such Debt Securities concerning the issuance of temporary Debt Securities, transfers and exchanges of the Debt Securities, replacement of mutilated, destroyed, lost or stolen Debt Securities, the maintenance of an office or agency where the Debt Securities may be surrendered for transfer or exchange or presented for payment, and duties of paying agents and conversion agents,

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) the Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants described under “—Certain Covenants” (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default. In the event Covenant Defeasance occurs, certain events (not including non-payment) described under “—Events of Default” will no longer constitute an Event of Default. If we exercise our Legal Defeasance or Covenant Defeasance option, each Subsidiary Guarantor will be released from all its obligations under the Indenture and its Guarantee.

In order to exercise either Legal Defeasance or Covenant Defeasance under the Indenture,

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Debt Securities of such series, cash in U.S. Legal Tender, U.S. Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay

(A) the principal of, and any premium and interest on the outstanding Debt Securities of such series on each date on which such principal, and any premium and interest is due and payable or on any redemption date established pursuant to the Indenture and

(B) any mandatory sinking fund payments on the dates on which such payments are due and payable in accordance with the terms of the Indenture and of such Debt Securities.

(2) in the case of Legal Defeasance, the Company must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that

(A) the Company has received from or there has been published by, the Internal Revenue Service a ruling or

(B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Debt Securities of the applicable series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee to the effect that the Holders of the outstanding Debt Securities of the applicable series will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement, other than the Indenture, or instrument to which the Company is a party or by which the Company is bound, and if the Debt Securities of such series are subordinated pursuant to the Indenture, is not prohibited by the Indenture;

(6) the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7) the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel each stating that the Company has complied with all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance.

Subordination of Debt Securities

Debt Securities of a series may be subordinated to our Senior Indebtedness (the Debt Securities of such series being referred to herein as the “Subordinated Debt Securities”). Subordinated Debt Securities and the Guarantee thereof will be subordinate in right of payment, to the extent and in the manner set forth in the Indenture and the prospectus supplement relating to such series, to the prior payment of all indebtedness of the Company and Subsidiary Guarantors that is designated as Senior Indebtedness with respect to the series.

The Holders of Senior Indebtedness of the Company will receive payment in full of the Senior Indebtedness before Holders of Subordinated Debt Securities will receive any payment of principal of, or any premium or interest with respect to the Subordinated Debt Securities:

(1) upon any payment of distribution of our assets of the Company or a Subsidiary Guarantor to its creditors;

(2) upon a total or partial liquidation or dissolution of the Company or a Subsidiary Guarantor; or

(3) in a bankruptcy, receivership or similar proceeding relating to the Company or its property or a Subsidiary Guarantor or its property.

Until the Senior Indebtedness is paid in full, any distribution to which Holders of Subordinated Debt Securities would otherwise be entitled will be made to the Holders of Senior Indebtedness, except that such Holders may receive securities representing Capital Stock of the Company and any Debt Securities of the company that are subordinated to Senior Indebtedness to at least the same extent as the Subordinated Debt Securities.

If the Company does not pay the principal of, or any premium or interest on, Senior Indebtedness within any applicable grace period (including at Maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, the Company may not:

(1) make any payments of principal, premium, if any, or interest with respect to Subordinated Debt Securities;

(2) make any deposit for the purpose of defeasance of the Subordinated Debt Securities; or

(3) repurchase, redeem or otherwise retire any Subordinated Debt Securities, except that in the case of Subordinated Debt Securities that provide for a mandatory sinking fund, we may deliver Subordinated Debt Securities to the Trustee in satisfaction of our sinking fund obligation, unless, in either case,

(1) the default has been cured or waived and the declaration of acceleration has been rescinded;

(2) the Senior Indebtedness has been paid in full in cash; or

(3) the Company and the Trustee receive written notice approving the payment from the Representatives of each issue of Designated Senior Indebtedness of the Company.

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the Maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, the Company may not pay the Subordinated Debt Securities for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by us and the Trustee of written notice of the default, called a “Blockage Notice,” from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period.

The Payment Blockage Period may be terminated before its expiration:

(1) by written notice from the Person or Persons who gave the Blockage Notice;

(2) by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

(3) if the default giving rise to the Payment Blockage Period is no longer continuing.

Unless the Holders of such Designated Senior Indebtedness or the Representative of such Holders shall have accelerated the Maturity of such Designated Senior Indebtedness, the Company may resume payments on the Subordinated Debt Securities after the expiration of the Payment Blockage Period.

Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days irrespective of the number of defaults with respect to any number of issues of Designated Senior Indebtedness during such period. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

If a Subsidiary Guarantor does not pay the principal of, or any premium or interest on, Senior Indebtedness of such Subsidiary Guarantor within any applicable grace period (including at Maturity), or any other default on Senior Indebtedness of such Subsidiary Guarantor occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, the Company may not make a guarantee payment on Subordinated Debt Securities unless, in either case,

(1) the default has been cured or waived and the declaration of acceleration has been rescinded;

(2) the Senior Indebtedness has been paid in full in cash; or

(3) the Subsidiary Guarantor and the Trustee receive written notice approving the payment from the Representatives of each issue of Designated Senior Indebtedness of such Subsidiary Guarantor.

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the Maturity of any Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, the Subsidiary Guarantor may not make a guarantee payment on Subordinated Debt Securities for the Payment Blockage Period, as described above.

After all Senior Indebtedness is paid in full and until the Subordinated Debt Securities are paid in full, Holders of the Subordinated Debt Securities shall be subrogated to the rights of Holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

By reason of the subordination, in the event of insolvency, our creditors who are Holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the Holders of the Subordinated Debt Securities.

Satisfaction and Discharge

The Company may discharge all its obligations under the Indenture with respect to Debt Securities of any series, other than its obligation to register the transfer of and exchange notes of that series, provided that it either:

(1) delivers all outstanding Debt Securities of that series to the Trustee for cancellation; or

(2) all such Debt Securities not so delivered for cancellation have either become due and payable or will become due and payable at their Maturity within one year or are called for redemption within one year, and in the case of this bullet point the Company has deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of such Debt Securities, including any premium and interest to the Maturity Date or applicable redemption date.

Governing Law

The Indenture provides that it and the Debt Securities and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

The Bank of New York Mellon Trust Company, N.A. will initially act as Trustee, paying agent and registrar for the Debt Securities. We may also maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own our Debt Securities. Its address is 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602.

The Trustee is permitted to become an owner or pledgee of the Debt Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. If, however, the Trustee acquires any conflicting interest (as defined in the Trust Indenture Act) after an Event of Default has occurred and is continuing, it must eliminate such conflict or resign.

In case an Event of Default shall occur (and be continuing), the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of such person’s own affairs. The Trustee will be under no obligation to exercise any of its powers under the Indenture at the request of any of the Holders of the Debt Securities, unless such Holders have offered the Trustee indemnity reasonably satisfactory to it.

Book Entry, Delivery and Form

Unless otherwise provided with respect to a series of Debt Securities, the Debt Securities of each series will be issued in the form of one or more global securities. The global securities will be deposited with, or on behalf of the Depositary, and registered in the name of the Depositary or its nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. Investors may hold their beneficial interests in the global securities directly through the Depositary if they have an account with the Depositary or indirectly through organizations which have accounts with the Depositary.

The Depositary has advised the Company as follows: The Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of institutions that have accounts with the Depositary (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

The Company expects that pursuant to procedures established by the Depositary, upon the issuance of the global securities, the Depositary will credit, on its book-entry registrations and transfer system, the aggregate principal amount of Debt Securities represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriter of the Debt Securities. Ownership of beneficial interests in the global securities will be limited to participants or Persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interest) and such participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

So long as the Depositary, or its nominee, is the Holder of the global securities, the Depositary or such nominee, as the case may be, will be considered the sole legal owner and Holder of the Debt Securities for all purposes of the Debt Securities and the Indenture. Except as set forth below, you will not be entitled to have the Debt Securities represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated Debt Securities in definitive form and will not be considered to be the owner or Holder of any Debt Securities under the global securities. The Company understands that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the Depositary, as the Holder of the global securities, is entitled to take, the Depositary will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

The Company will make all payments on Debt Securities represented by the global securities registered in the name of and held by the Depositary or its nominee to the Depositary or its nominee, as the case may be, as the owner and Holder of the global securities.

The Company expects that the Depositary or its nominee, upon receipt of any payment in respect of the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the aggregate principal amount of the global securities as shown on the records of the Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interest in the global securities held through such participants will be governed by standing instructions and customary practices and will be the responsibility of such participants. The Company will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or the relationship between such participants and the owners of beneficial interests in the global securities owning through such participants.

Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants of the Depositary, it is under no obligations to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor the Company will have any responsibility for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

LEGAL MATTERS

In connection with particular offerings of the debt securities in the future, and if stated in the applicable prospectus supplements, the validity of the issuance of the debt securities and certain other legal matters will be passed upon for us by Bracewell & Giuliani LLP, Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The financial statements and related financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Estimates of the natural gas and oil reserves of Chesapeake Energy Corporation and related future net cash flows and the present values thereof, included in Chesapeake’s Annual Report on Form 10-K for the year ended December 31, 2009, were based in part upon reserve reports prepared by Netherland, Sewell & Associates, Inc.; Data & Consulting Services, Division of Schlumberger Technology Corporation; Lee Keeling and Associates, Inc. and Ryder Scott Company, L.P., independent petroleum engineers. We have incorporated these estimates in reliance on the authority of each such firm as experts in such matters.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses payable by Chesapeake Energy Corporation (also referred to as the “Company” or “Chesapeake” in this Part II of the registration statement) in connection with the issuance and distribution of the securities. All the amounts shown are estimates, except the registration fee.

Securities and Exchange Commission registration fee	$	*
Fees and expenses of accountants		†
Fees and expenses of legal counsel		†
Printing expenses		†
Miscellaneous		†
Total	$	†

*	Under SEC Rule 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.
†	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of debt securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the debt securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Section 1031 of the Oklahoma General Corporation Act, under which Chesapeake is incorporated, permits, and in some circumstances requires, Chesapeake to indemnify its directors and officers. Article VIII of the Certificate of Incorporation of Chesapeake and Article VI of the Bylaws of Chesapeake provide for indemnification of directors and officers under certain circumstances. As permitted by the Oklahoma General Corporation Act and Chesapeake’s Certificate of Incorporation and Bylaws, Chesapeake also maintains insurance on behalf of its directors and officers against liability arising out of their status as such. The foregoing indemnity provisions, together with director and officer insurance and Chesapeake’s indemnification obligations under individual indemnity agreements with its directors and officers, may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Chesapeake’s Certificate of Incorporation and Bylaws provide for indemnification of each of Chesapeake’s officers and directors against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by reason of such person being or having been a director, officer, employee or agent of Chesapeake, or of any other corporation, partnership, joint venture, trust or other enterprise at the request of Chesapeake, other than an action by or in the right of Chesapeake. To be entitled to such indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Chesapeake, and with respect to any criminal action, the person seeking indemnification had no reasonable cause to believe that the conduct was unlawful. Chesapeake’s Certificate of Incorporation and Bylaws also provide for indemnification of each of Chesapeake’s officers and directors against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of Chesapeake brought by reason of the person seeking indemnification being or having been a director, officer, employee or agent of Chesapeake, or any other corporation, partnership, joint venture, trust or other enterprise at the request of Chesapeake. To be entitled to such indemnification, the individual must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Chesapeake, except that no indemnification shall be made in respect of any claim, issue or matter as to which the individual shall have been adjudged to be liable to Chesapeake, unless and only to the extent that the court in which such action was decided has determined that the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Chesapeake has entered into indemnity agreements with each of its directors and executive officers. Under each indemnity agreement, Chesapeake will pay on behalf of the indemnitee, subject to certain exceptions, any amount which he is or becomes legally obligated to pay because of (a) any claim or claims from time to time threatened or made against him by any person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which he commits or suffers while acting in his capacity as a director and/or officer of Chesapeake or an affiliate or (b) being a party, or being threatened to be made a party, to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an officer, director, employee or agent of Chesapeake or an affiliate or is or was serving at the request of Chesapeake as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The payments which Chesapeake would be obligated to make under an indemnification agreement could include damages, charges, judgments, fines, penalties, settlements and costs, cost of investigation and cost of defense of legal, equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail, surety or other bonds.

Item 16.	Exhibits.

The following documents are filed as exhibits to this registration statement:

1.1*	—	Form of Underwriting Agreement.

4.1*	—	Indenture, dated as of August 2, 2010, by and between Chesapeake Energy Corporation, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2*	—	Form of Supplemental Indenture.

4.3*	—	Form of Senior Note of Chesapeake Energy Corporation (included in the Form of Supplemental Indenture filed as Exhibit 4.2 hereto).

5.1*	—	Opinion of Bracewell & Giuliani LLP regarding the validity of the securities being registered.

12.1	—	Computation of Ratios of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12 to Chesapeake’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2010).

23.1*	—	Consent of PricewaterhouseCoopers LLP

23.2*	—	Consent of Netherland, Sewell & Associates, Inc.

23.3*	—	Consent of Data & Consulting Services, Division of Schlumberger Technology Corporation

23.4*	—	Consent of Lee Keeling and Associates, Inc.

23.5*	—	Consent of Ryder Scott Company, L.P.

23.6*	—	Consent of Bracewell & Giuliani LLP (contained in Exhibit 5.1).

24.1*	—	Powers of Attorney (contained in signature pages).

25.1*	—	Form T-1 Statement of Eligibility and Qualification of Trustee.

*	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) That portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 3rd day of August, 2010.

CHESAPEAKE ENERGY CORPORATION

By:	/S/ AUBREY K. MCCLENDON
Aubrey K. McClendon
Chairman of the Board and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aubrey K. McClendon, Marcus C. Rowland and Jennifer M. Grigsby, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	August 3, 2010

/S/ MARCUS C. ROWLAND Marcus C. Rowland	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 3, 2010

/S/ MICHAEL A. JOHNSON Michael A. Johnson	Senior Vice President – Accounting, Controller and Chief Accounting Officer (Principal Accounting Officer)	August 3, 2010

/S/ RICHARD K. DAVIDSON Richard K. Davidson	Director	August 3, 2010

/S/ V. BURNS HARGIS V. Burns Hargis	Director	August 3, 2010

/S/ FRANK KEATING Frank Keating	Director	August 3, 2010

/S/ CHARLES T. MAXWELL Charles T. Maxwell	Director	August 3, 2010

/S/ MERRILL A. MILLER, JR. Merrill A. Miller, Jr.	Director	August 3, 2010

/S/ DON L. NICKLES Don L. Nickles	Director	August 3, 2010

/S/ FREDERICK B. WHITTEMORE Frederick B. Whittemore	Director	August 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant below (each a “Corporation”) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2010.

CHESAPEAKE ENERGY LOUISIANA CORPORATION
CHESAPEAKE ENERGY MARKETING, INC.
CHESAPEAKE OPERATING, INC.
DIAMOND Y ENTERPRISE, INCORPORATED
GENE D. YOST & SON, INC.

By:	/S/ MARCUS C. ROWLAND
Marcus C. Rowland
Executive Vice President – Finance
and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aubrey K. McClendon, Marcus C. Rowland and Jennifer M. Grigsby, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chief Executive Officer (Principal Executive Officer) and Director of each Corporation	August 3, 2010

/S/ MARCUS C. ROWLAND Marcus C. Rowland	Executive Vice President – Finance, Chief Financial Officer (Principal Financial and Accounting Officer) and Director of each Corporation	August 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant below (each a “LLC”) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2010.

CARMEN ACQUISITION, L.L.C.
CHESAPEAKE APPALACHIA, L.L.C.
CHESAPEAKE EXPLORATION, L.L.C.
CHESAPEAKE PLAZA, L.L.C.
CHESAPEAKE ROYALTY, L.L.C.
CHK HOLDINGS, L.L.C.
GOTHIC PRODUCTION, L.L.C.
MC MINERAL COMPANY, L.L.C.

By:	/S/ MARCUS C. ROWLAND
Marcus C. Rowland
Executive Vice President – Finance
and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aubrey K. McClendon, Marcus C. Rowland and Jennifer M. Grigsby, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chief Executive Officer (Principal Executive Officer) of each LLC and Director of Chesapeake Energy Corporation, the Sole Manager of each LLC	August 3, 2010

/S/ MARCUS C. ROWLAND Marcus C. Rowland	Executive Vice President – Finance, Chief Financial Officer (Principal Financial and Accounting Officer) of each LLC	August 3, 2010

* Richard K. Davidson	Director of Chesapeake Energy Corporation, the Sole Manager of each LLC	August 3, 2010

* V. Burns Hargis	Director of Chesapeake Energy Corporation, the Sole Manager of each LLC	August 3, 2010

Signature	Capacity	Date

* Frank Keating	Director of Chesapeake Energy Corporation, the Sole Manager of each LLC	August 3, 2010

* Charles T. Maxwell	Director of Chesapeake Energy Corporation, the Sole Manager of each LLC	August 3, 2010

* Merrill A. Miller, Jr.	Director of Chesapeake Energy Corporation, the Sole Manager of each LLC	August 3, 2010

* Don L. Nickles	Director of Chesapeake Energy Corporation, the Sole Manager of each LLC	August 3, 2010

* Frederick B. Whittemore	Director of Chesapeake Energy Corporation, the Sole Manager of each LLC	August 3, 2010

*By:	/S/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant below (each a “CE LLC”) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2010.

CHESAPEAKE AEZ EXPLORATION, L.L.C. CHESAPEAKE-CLEMENTS ACQUISITION, L.L.C.

By:	Chesapeake Exploration, L.L.C., its Sole Manager

By:	Chesapeake Energy Corporation, its Sole Manager

By:	/S/ MARCUS C. ROWLAND
Marcus C. Rowland Executive Vice President and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aubrey K. McClendon, Marcus C. Rowland and Jennifer M. Grigsby, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chief Executive Officer (Principal Executive Officer) of each CE LLC and Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Exploration, L.L.C., the Sole Manager of each CE LLC	August 3, 2010

/S/ MARCUS C. ROWLAND Marcus C. Rowland	Executive Vice President – Finance, Chief Financial Officer (Principal Financial and Accounting Officer) of each CE LLC	August 3, 2010

* Richard K. Davidson	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Exploration, L.L.C., the Sole Manager of each CE LLC	August 3, 2010

Signature	Capacity	Date

* V. Burns Hargis	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Exploration, L.L.C., the Sole Manager of each CE LLC	August 3, 2010

* Frank Keating	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Exploration, L.L.C., the Sole Manager of each CE LLC	August 3, 2010

* Charles T. Maxwell	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Exploration, L.L.C., the Sole Manager of each CE LLC	August 3, 2010

* Merrill A. Miller, Jr.	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Exploration, L.L.C., the Sole Manager of each CE LLC	August 3, 2010

* Don L. Nickles	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Exploration, L.L.C., the Sole Manager of each CE LLC	August 3, 2010

* Frederick B. Whittemore	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Exploration, L.L.C., the Sole Manager of each CE LLC	August 3, 2010

*By:	/S/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant below (each a “COI LLC”) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2010.

GREAT PLAINS OILFIELD RENTAL, L.L.C. HODGES TRUCKING COMPANY, L.L.C. NOMAC DRILLING, L.L.C.

By:	Chesapeake Operating, Inc.,
its Sole Manager

By:	/S/ MARCUS C. ROWLAND
Marcus C. Rowland Executive Vice President – Finance and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aubrey K. McClendon, Marcus C. Rowland and Jennifer M. Grigsby, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chief Executive Officer (Principal Executive Officer) of each COI LLC and Director of Chesapeake Operating, Inc., the Sole Manager of each COI LLC	August 3, 2010

/S/ MARCUS C. ROWLAND Marcus C. Rowland	Executive Vice President – Finance, Chief Financial Officer (Principal Financial and Accounting Officer) of each COI LLC and Director of Chesapeake Operating, Inc., the Sole Manager of each COI LLC	August 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2010.

CHESAPEAKE LAND DEVELOPMENT COMPANY, L.L.C.

By:	Chesapeake Energy Corporation,
its Sole Manager

By:	/S/ MARCUS C. ROWLAND
Marcus C. Rowland Executive Vice President – Finance and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aubrey K. McClendon, Marcus C. Rowland and Jennifer M. Grigsby, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chairman of the Board, Chief Executive Officer (Principal Executive Officer) and Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Land Development Company, L.L.C.	August 3, 2010

/S/ MARCUS C. ROWLAND Marcus C. Rowland	Executive Vice President and Chief Financial Officer (Principal Financial Officer) of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Land Development Company, L.L.C.	August 3, 2010

/S/ MICHAEL A. JOHNSON Michael A. Johnson

Senior Vice President – Accounting, Controller and Chief Accounting Officer (Principal Accounting Officer) of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Land Development Company, L.L.C.

August 3, 2010

Signature	Capacity	Date

* Richard K. Davidson	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Land Development Company, L.L.C.	August 3, 2010

* V. Burns Hargis	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Land Development Company, L.L.C.	August 3, 2010

* Frank Keating	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Land Development Company, L.L.C.	August 3, 2010

* Charles T. Maxwell	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Land Development Company, L.L.C.	August 3, 2010

* Merrill A. Miller, Jr.	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Land Development Company, L.L.C.	August 3, 2010

* Don L. Nickles	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Land Development Company, L.L.C.	August 3, 2010

* Frederick B. Whittemore	Director of Chesapeake Energy Corporation, the Sole Manager of Chesapeake Land Development Company, L.L.C.	August 3, 2010

*By:	/S/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby, Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2010.

COMPASS MANUFACTURING, L.L.C.

By:	Midcon Compression, L.L.C. its Sole Manager

By:	Chesapeake Energy Marketing, Inc., its Sole Manager

By:	/S/ MARCUS C. ROWLAND
Marcus C. Rowland Executive Vice President – Finance and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aubrey K. McClendon, Marcus C. Rowland and Jennifer M. Grigsby, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon

Chief Executive Officer (Principal Executive Officer) of Compass Manufacturing, L.L.C. and Director of Chesapeake Energy Marketing, Inc., the Sole Manager of Midcon Compression, L.L.C., the Sole Manager of Compass Manufacturing, L.L.C.

August 3, 2010

/S/ MARCUS C. ROWLAND Marcus C. Rowland

Executive Vice President – Finance, Chief Financial Officer (Principal Financial and Accounting Officer) of Compass Manufacturing, L.L.C. and Director of Chesapeake Energy Marketing, Inc., the Sole Manager of Midcon Compression, L.L.C., the Sole Manager of Compass Manufacturing, L.L.C.

August 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2010.

HAWG HAULING & DISPOSAL, LLC

By:	Diamond Y Enterprise, Incorporated, its Sole Member

By:	/S/ MARCUS C. ROWLAND
Marcus C. Rowland Executive Vice President – Finance and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aubrey K. McClendon, Marcus C. Rowland and Jennifer M. Grigsby, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chief Executive Officer (Principal Executive Officer) of Hawg Hauling & Disposal, LLC and Director of Diamond Y Enterprise, Incorporated, the Sole Member of Hawg Hauling & Disposal, LLC	August 3, 2010

/S/ MARCUS C. ROWLAND Marcus C. Rowland

Executive Vice President – Finance, Chief Financial Officer (Principal Financial and Accounting Officer) of Hawg Hauling & Disposal, LLC and Director of Diamond Y Enterprise, Incorporated, the Sole Member of Hawg Hauling & Disposal, LLC

August 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2010.

MC LOUISIANA MINERALS, L.L.C.

By:	Chesapeake Energy Louisiana Corporation,
its Sole Manager

By:	/S/ MARCUS C. ROWLAND
Marcus C. Rowland Executive Vice President – Finance and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aubrey K. McClendon, Marcus C. Rowland and Jennifer M. Grigsby, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chief Executive Officer (Principal Executive Officer) of MC Louisiana Minerals, L.L.C. and Director of Chesapeake Energy Louisiana Corporation, the Sole Manager of MC Louisiana Minerals, L.L.C.	August 3, 2010

/S/ MARCUS C. ROWLAND Marcus C. Rowland

Executive Vice President – Finance, Chief Financial Officer (Principal Financial and Accounting Officer) of MC Louisiana Minerals, L.L.C. and Director of Chesapeake Energy Louisiana Corporation, the Sole Manager of MC Louisiana Minerals, L.L.C.

August 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2010.

MIDCON COMPRESSION, L.L.C.

By:	Chesapeake Energy Marketing, Inc.,
its Sole Manager

By:	/S/ MARCUS C. ROWLAND
Marcus C. Rowland Executive Vice President – Finance and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aubrey K. McClendon, Marcus C. Rowland and Jennifer M. Grigsby, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chief Executive Officer (Principal Executive Officer) of Midcon Compression, L.L.C. and Director of Chesapeake Energy Marketing, Inc., the Sole Manager of Midcon Compression, L.L.C.	August 3, 2010

/S/ MARCUS C. ROWLAND Marcus C. Rowland

Executive Vice President – Finance, Chief Financial Officer (Principal Financial and Accounting Officer) of Midcon Compression, L.L.C. and Director of Chesapeake Energy Marketing, Inc., the Sole Manager of Midcon Compression, L.L.C.

August 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2010.

VENTURA REFINING AND TRANSMISSION, LLC

By:	Chesapeake VRT, L.L.C.,
its Sole Member

By:	Chesapeake Operating, Inc.,
its Sole Manager

By:	/S/ MARCUS C. ROWLAND
Marcus C. Rowland Executive Vice President – Finance and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aubrey K. McClendon, Marcus C. Rowland and Jennifer M. Grigsby, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon

Chief Executive Officer (Principal Executive Officer) of Ventura Refining and Transmission, LLC and Director of Chesapeake Operating, Inc., the Sole Manager of Chesapeake VRT, L.L.C., the Sole Member of Ventura Refining and Transmission, LLC

August 3, 2010

/S/ MARCUS C. ROWLAND Marcus C. Rowland

Executive Vice President – Finance, Chief Financial Officer (Principal Financial and Accounting Officer) of Midcon Compression, L.L.C. and Director of Chesapeake Operating, Inc., the Sole Manager of Chesapeake VRT, L.L.C., the Sole Member of Ventura Refining and Transmission, LLC

August 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2010.

CHESAPEAKE LOUISIANA, L.P.

By:	Chesapeake Operating, Inc.,
its General Partner

By:	/S/ MARCUS C. ROWLAND
Marcus C. Rowland Executive Vice President – Finance and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aubrey K. McClendon, Marcus C. Rowland and Jennifer M. Grigsby, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon	Chief Executive Officer (Principal Executive Officer) and Director of Chesapeake Operating, Inc., the General Partner of Chesapeake Louisiana, L.P.	August 3, 2010

/S/ MARCUS C. ROWLAND Marcus C. Rowland

Executive Vice President – Finance and Chief Financial Officer (Principal Financial and Accounting Officer) and Director of Chesapeake Operating, Inc., the General Partner of Chesapeake Louisiana, L.P.

August 3, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma on August 3, 2010.

EMPRESS LOUISIANA PROPERTIES, L.P.

By:	EMLP, L.L.C,
its General Partner

By:	Empress, L.L.C.
its Sole Manager

By:	Chesapeake Energy Louisiana Corporation
its Sole Manager

By:	/S/ MARCUS C. ROWLAND
Marcus C. Rowland Executive Vice President – Finance and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Aubrey K. McClendon, Marcus C. Rowland and Jennifer M. Grigsby, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement (including any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the date indicated.

Signature	Capacity	Date

/S/ AUBREY K. MCCLENDON Aubrey K. McClendon

Chief Executive Officer (Principal Executive Officer) of EMLP, L.L.C. and Director of Chesapeake Energy Louisiana Corporation, the Sole Manager of Empress, L.L.C., the Sole Manager of EMLP, L.L.C., the General Partner of Empress Louisiana Properties, L.P.

August 3, 2010

/S/ MARCUS C. ROWLAND Marcus C. Rowland

Executive Vice President – Finance, Chief Financial Officer (Principal Financial and Accounting Officer) of EMLP, L.L.C. and Director of Chesapeake Energy Louisiana Corporation, the Sole Manager of Empress, L.L.C., the Sole Manager of EMLP, L.L.C., the General Partner of Empress Louisiana Properties, L.P.

August 3, 2010

INDEX TO EXHIBITS

1.1*	—	Form of Underwriting Agreement.

4.1*	—	Indenture, dated as of August 2, 2010, by and between Chesapeake Energy Corporation, the Subsidiary Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2*	—	Form of Supplemental Indenture.

4.3*	—	Form of Senior Note of Chesapeake Energy Corporation (included in the Form of Supplemental Indenture filed as Exhibit 4.2 hereto).

5.1*	—	Opinion of Bracewell & Giuliani LLP regarding the validity of the securities being registered.

12.1	—	Computation of Ratios of Earnings to Fixed Charges (incorporated herein by reference to Exhibit 12 to Chesapeake’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2010).

23.1*	—	Consent of PricewaterhouseCoopers LLP

23.2*	—	Consent of Netherland, Sewell & Associates, Inc.

23.3*	—	Consent of Data & Consulting Services, Division of Schlumberger Technology Corporation

23.4*	—	Consent of Lee Keeling and Associates, Inc.

23.5*	—	Consent of Ryder Scott Company, L.P.

23.6*	—	Consent of Bracewell & Giuliani LLP (contained in Exhibit 5.1).

24.1*	—	Powers of Attorney (contained in signature pages).

25.1*	—	Form T-1 Statement of Eligibility and Qualification of Trustee.

*	Filed herewith.